Investor Relations Contact:    Sheila Ray 404.239.8684 / sheila.ray@statebt.com

State Bank Financial Corporation Completes Merger
Transaction with AloStar Bank of Commerce

ATLANTA, GA, October 2, 2017 – State Bank Financial Corporation (the “Company”, NASDAQ: STBZ), the holding company for State Bank and Trust Company (“State Bank”), announced today that it has completed its merger with AloStar Bank of Commerce (“AloStar”), for $197.6 million in cash. The merger was completed on September 30, 2017, at which time AloStar was merged into State Bank.

At June 30, 2017, AloStar had approximately $945 million of total assets, $783 million of loans, and $704 million of deposits. The conversion of AloStar’s operating systems into State Bank’s existing operating system is expected to be completed in March 2018.

“We are thrilled to welcome our new clients and team members from AloStar to the State Bank team,” said State Bank CEO Tom Wiley. “In addition to helping leverage our capital, this transaction brings a great team of bankers led by Andy McGhee and a scalable asset-based lending platform that will diversify our loan portfolio and meaningfully enhance our earnings potential.”

Andy McGhee, President and CEO of AloStar, added, “State Bank shares the same set of core values and a commitment to exceptional service that helped us build AloStar. As part of an organization with the capital and strength of State Bank, we can enhance the value we provide our clients through an expanded set of products and services.”

With this transaction complete, as of September 30, 2017, State Bank had approximately $5.0 billion in total assets, with full service banking offices in seven of the eight largest MSAs in Georgia, and offers equipment finance, lender finance, SBA lending, and asset based lending nationwide.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ:STBZ), with approximately $5.0 billion in assets as of September 30, 2017, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates a full service banking business and offers a broad range of commercial and retail banking products to our customers throughout seven of Georgia’s eight largest MSAs.

To learn more about State Bank, visit www.statebt.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “will,” “intend,” “anticipate,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the expected conversion date of AloStar’s operating systems into State Bank’s existing operating system and that the transaction will diversify State Bank’s loan portfolio and meaningfully enhance our earnings potential. Such forward-looking statements are subject to risks, uncertainties, and other factors, including, without limitation, the following:

•
the conversion of AloStar’s operating systems and procedures may take longer than anticipated or may be more costly than anticipated or have unanticipated adverse results relating to the Company’s or AloStar’s existing businesses;

•
the merger may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events;

•	the Company’s ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward;

•	the reaction to the transaction of each bank’s customers, employees and counterparties, or difficulties related to the transition of services;

•	the challenges of integrating, retaining and hiring key personnel; and

•	the failure to attract new customers and retain existing customers in the manner anticipated.

Additional risks and uncertainties are also contained in the “Risk Factors” and forward-looking statements disclosure in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that future events, plans, or expectations contemplated by the Company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.